NOTOX BIOSCIENCE INC.

FINANCIAL STATEMENTS

MAY 31, 2016

EXPRESSED IN CANADIAN DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Director and Stockholders of Notox Bioscience Inc.:

We have audited the accompanying balance sheet of Notox Bioscience Inc. (the “Company”) as of May 31, 2016, and the related statement of loss and comprehensive loss, stockholders’ deficiency, and cash flows for the one-day period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Notox Bioscience Inc. as of May 31, 2016 and the results of its operations and its cash flows for the day then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss of $5,423 since inception. The Company has a working capital deficiency of $5,292 and a stockholders’ deficiency of $5,292 as of May 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

August 22, 2016

NOTOX BIOSCIENCE INC.

BALANCE SHEET

(EXPRESSED IN CANADIAN DOLLARS)

May 31, 2016
ASSETS
Current assets:
Cash	$131
Total assets	$131

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accrued liabilities	$5,423
Total current liabilities	5,423

Stockholders’ deficiency (Note 5):
Common stock	131
Deficit	(5,423)
Total stockholders’ deficiency	(5,292)
Total liabilities and stockholders’ deficiency	$131

Company overview and basis of presentation (Note 1)

Subsequent events (Note 9)

See accompanying notes to the financial statements.

NOTOX BIOSCIENCE INC.

STATEMENT OF LOSS AND COMPREHENSIVE LOSS

(EXPRESSED IN CANADIAN DOLLARS)

Day Ended
May 31, 2016
General and administration:
Professional fees	$5,000
Trust and filing fees	423
Net loss and comprehensive loss	$(5,423)

Net loss per share – basic and diluted (Note 3)	$(0.05)
Weighted-average number of shares outstanding	100,000

See accompanying notes to the financial statements.

NOTOX BIOSCIENCE INC.

STATEMENT OF CASH FLOWS

(EXPRESSED IN CANADIAN DOLLARS)

Day Ended May 31, 2016

Cash Flows From Operating Activities
Net loss	$(5,423)
Changes in assets and liabilities:
Accrued liabilities	5,423
Net cash used in operating activities	—

Cash Flows From Financing Activities
Proceeds from issuance of common stock	131
Net cash provided by financing activities	131

Increase in cash during the period	131
Cash, beginning of period	—
Cash, end of period	$131

See accompanying notes to the financial statements.

NOTOX BIOSCIENCE INC.

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

(EXPRESSED IN CANADIAN DOLLARS)

	Common Stock		Day Ended May 31, 2016
	Shares	Amount	Deficit	Total stockholders’ deficiency
Opening balance at May 31, 2016	—	$—	$—	$—
Issuance of common stock for cash	100,000	131	—	131
Net loss	—	—	(5,423)	(5,423)
Balance at May 31, 2016	100,000	$131	$(5,423)	$(5,292)

See accompanying notes to the financial statements.

NOTOX BIOSCIENCE INC.

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

1. Company Overview and Basis of Presentation

Nature and History of Operations

Notox Bioscience Inc. (the “Company”) was incorporated under the laws of the state of Nevada on May 31, 2016. The Company was formed for the purpose of acquiring 100% of the right, title and interest in and to an exclusive license agreement (the “License Agreement”) with The Cleveland Clinic Foundation (the “Clinic”) held by Zoran Holding Corporation (“Zoran”), a private Ontario corporation. The License Agreement grants Zoran the exclusive license to certain patented intellectual property of the Clinic relating to the treatment of a neuromuscular defect and, in particular, the ability to produce and sell products that incorporate such intellectual property in the fields of aesthetics and pain. On June 6, 2016, the Company and its shareholders entered into a share exchange agreement (the “Share Exchange Agreement”) with Tropic International Inc., a public Nevada corporation (“Tropic”), that subsequently closed on June 13, 2016. See note 9.

As reflected in the accompanying financial statements, the Company has a net loss of $5,423 since inception, a working capital deficiency of $5,292, and a stockholders’ deficiency of $5,292. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on its ability to raise additional capital and to implement its business plan. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that action presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Company evaluates its estimates, including those related to the likelihood of realization of its deferred tax assets. The Company bases its estimates on assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Significant Accounting Policies

The accompanying financial statements reflect the application of certain significant accounting policies.

Income Taxes

Deferred income tax is accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At this time, the Company is not able to project future taxable income over the periods in which the deferred tax assets are deductible and, accordingly, management is not able to determine if it is more likely than not that the Company will realize the benefits of these deductible differences.

NOTOX BIOSCIENCE INC.

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

2. Summary of Significant Accounting Policies (cont’d)

Derivative Financial Instruments

The Company does not have any derivative financial assets or liabilities.

Fair Value of Financial Instruments

Carrying values of cash and accrued liabilities approximate fair value because of the short-term nature of these items.

Foreign Currency

The functional currency of the Company is the Canadian dollar. The accompanying financial statements are presented in Canadian dollars.

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in the loss in the period in which they arise.

3. Loss Per Share

The following table sets forth the computation of loss per share:

Day Ended May 31, 2016
Net loss per share:
Net loss	$(5,423)
Weighted-average shares outstanding:
Common stock	100,000
Number of shares used in per share computations	100,000
Loss per share	$(0.05)

4. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Unobservable inputs that are supported by little or no market activity, which require management judgment or estimation.

NOTOX BIOSCIENCE INC.

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

The Company measures its financial instruments at fair value.

5. Stockholders’ Equity

The Company is authorized to issue 75,000,000 shares of common stock at a par value of US$0.001.

At May 31, 2016, the Company had 100,000 shares of common stock issued and outstanding.

Common Stock Issuances

On May 31, 2016, the Company entered into subscription agreements with two investors regarding the purchase and sale of an aggregate of 100,000 shares of the Company’s common stock at a price of US$0.001 per share in exchange for gross proceeds of US$100 (CDN$131).

There are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating the Company to issue any additional shares of the Company’s common stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from the Company any shares of the Company’s common stock.

6. Taxes

Income tax expense differs from the amounts computed by applying the statutory income tax rate to net loss before income taxes as follows:

Day Ended May 31, 2016
Net loss before income taxes	$(5,423)
Tax rate	34%
Calculated income tax recovery	(1,844)
Adjustment for deductible and non-deductible amounts	484
Unrecognized benefit of net operating loss	1,360
Income tax recovery	$—

Deferred Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Significant components of the Company’s deferred tax assets are as follows:

May 31, 2016
Deferred tax assets:
Net operating loss carryforwards	$1,360
Incorporation costs	484
1,844
Valuation allowance	(1,844)
Net deferred tax assets	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. A valuation allowance was established based upon management’s inability to determine whether sufficient future profits will be generated.

The Company has approximately $4,000 of United States net operating loss carryforwards expiring in 2036.

NOTOX BIOSCIENCE INC.

NOTES TO THE FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

7. Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect its future operating results and cause actual results to vary materially from expectations include, but are not limited to: current economic conditions, uncertainty in the potential markets for licensed products, increasing competition, and dependence on its existing management and key personnel.

8. Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted. The Company is currently assessing the impact the adoption of ASU 2014-15 will have on its financial statements and related disclosures.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. The Company is currently assessing the impact the adoption of ASU 2014-10 will have on its financial statements and related disclosures.

9. Subsequent Events

Subsequent to May 31, 2016, the following events occurred:

On June 6, 2016, the Company entered into the Share Exchange Agreement with Tropic and all the shareholders of the Company (the “Selling Shareholders”) pursuant to which Tropic agreed to acquire all the issued and outstanding capital stock of the Company from the Selling Shareholders in consideration for the issuance of 100,000,000 restricted shares of Tropic’s common stock.

On June 13, 2016, the Share Exchange Agreement closed and the Company acquired 100% of the right, title and interest in and to the License Agreement. Upon the closing of the Share Exchange Agreement, Tropic issued the 100,000,000 restricted shares to the Selling Shareholders and the Company became a wholly-owned subsidiary of Tropic.